Report on Assessment of Compliance with SEC Regulation AB Servicing Criteria as
Master Servicer
Capmark Finance Inc. ("Capmark") is responsible for assessing compliance as of and for the year ended December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in item 1122(d) of Regulation AB of the Securities and Exchange Commission for
the asset backed securities transactions listed below (the "Transactions" in Exhibit I). This assertion includes all commercial mortgage loans sold in public securitizations from the period January 1, 2006 through December 31, 2007 for which Capmark served as master servicer (the "Platform"). Capmark has concluded that the criteria are applicable as shown
(indicated by x) below to the master servicing of the loans in the Transactions:
Regulation AB Compliance Map
Regulation AB Criteria 1122(d)
Master
(1) General servicing considerations.
i) Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
X
(ii) If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
X
(iii) Any requirements in the transaction agreements to maintain a back-
up servicer for the pool assets are maintained.
Not Applicable
(iv) A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
(2) Cash collection and administration.
(i) Payments on pool assets are deposited into the custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.
X
(ii) Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
X
(iii) Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
Regulation AB Criteria 1122(d)
Master
(iv) The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
(v) Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of 240.13k-1(b)(1) of this chapter.
X
(vi) Unissued checks are safeguarded so as to prevent unauthorized access.
X
(vii) Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations:
(A) Are mathematically accurate;
X
(B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements;
X
(C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and
X
(D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
(3) Investor remittances and reporting.
(i) Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports:
(A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements;
X
(B) Provide information calculated in accordance with the terms specified in the transaction agreements;
X
(C) Are filed with the Commission as required by its rules and regulations; and
Not Applicable
(D) Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
X
(ii) Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
X
(iii) Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.
X
Regulation AB Criteria 1122(d)
Master
(iv) Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.
X
(4) Pool asset asset administration
(i) Collateral or security on pool assets maintained as required by the transaction agreements or related pool asset documents.
Not Applicable
(ii) Pool assets and related documents are safeguarded as required by the transaction agreements.
Not Applicable
(iii) Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or
requirements in the transaction agreements.
X
(iv) Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements and allocated to principal, interest or other items (e.g., escrow) in accordance with the related documents.
X
(v) The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.
X
(vi) Changes with respect to the terms or status of an obligor's pool asset
(e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
(vii) Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Not Applicable
(viii) Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans where delinquency is deemed temporary (e.g., illness or unemployment).
Not Applicable
(ix) Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents,
Not Applicable
Regulation AB Criteria 1122(d)
Master
(x) Regarding any funds held in trust for an obligor (such as escrow accounts):
(A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements;
Not Applicable
(B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
Not Applicable
(C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
Not Applicable
(xi) Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such number of days specified in the transaction agreement.
Not Applicable
(xii) Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
Not Applicable
(xiii) Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.
Not Applicable
(xiv) Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.,
X
(xv) Any external enhancement or other support, identified in Item
1114(a)(1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.
Not Applicable
The servicing criteria, after giving effect to the foregoing exclusions, are referred to as the
"Applicable Servicing Criteria".
For the Reporting Period, Capmark has assessed its compliance with the Applicable
Servicing Criteria for the Transactions and has concluded that its servicing operation has complied, in all material respects with the Applicable Servicing Criteria.
Deloitte & Touche LLP, an independent registered public accounting firm, has issued an attestation report on management's assertion of compliance with the Applicable Servicing
Criteria.

Capmark Finance Inc.
Date: February 29, 2008

/s/ Michael I. Lipson
Michael I. Lipson
Executive Vice President
Capmark Services

/s/ Joseph A. Funk
Joseph A. Funk
Managing Director
Capmark Services
Exhibit I
Master Servicing Transactions
for Regulation AB
CD 2006-CD3
CD, SERIES 2007-CD4
CD, SERIES 2007-CD5
CGCMT SERIES 2007-C6
COMM SERIES 2007-C9
CSFB 2006 Cl
CSMC SERIES 2007-C1
CSMC, SERIES 2007-05
GMAC 2006-C1
JP 2006-CIBC16
JP 2006-LDP7
JPMC SERIES 2007-013C18
JPMC SERIES 2007-CIBC19
JPMC, Series
2007-C1
JPMCC 2006 CIBC 14
JPMCC 2006 LDP6
JPMCC 2006 LDP9
MLCFC 2006-3
MSCI 2007 IQ15
MSCI, SERIES 2006-IQ 12
MSCI, SERIES 2007-HQ11
MSCI, SERIES 2007-1Q14
MSCI, SERIES 2007-IQ16